                                                                    Exhibit 17.2
                                                                    ------------


                                Kenneth P. Weiss
                                59 Sargent Street
                                Newton, MA 02158



                                                                    May 30, 1996



Board of Directors
Security Dynamics Technologies, Inc.
c/o Mr. Charles Stuckey, Jr.
President and Chief Executive Officer
One Alewife Center
Cambridge, MA 02140-2312

Dear Chuck:

     I regretfully formally resign from my positions as Chairman of the Board of Directors, a Director, Chief Technology Officer and as an employee of Security Dynamics. Confirming my earlier request and your earlier agreement to do so, please disclose the matters described in this letter in a Form 8-K.

     I am resigning because of my disagreement with various practices of the company, your relationship with the Board of Directors and the relationships among directors. I am also particularly critical of certain of its directors and the continuing service of those directors, who I believe have and will continue to damage the Company. Although you asked me to reconsider my decision to resign, I cannot in good conscience be a part of a Board with several dishonorable directors.

     In my opinion, you have surrounded yourself with a Board of Directors that does not, and perhaps is incapable, of providing you with independent objective guidance. To the contrary, from all of the actions that I have seen, these directors appear to be working for you, rather than you working for them. I have seen this time and time again under many circumstances. Illustrative is the way in which you are able to influence the Compensation Committee to pay you what you demand and to make decisions based upon on what you want, rather than on any objective policy. Recent events in this area have been consistent with a pattern of conduct that I have observed over the years.

     For example, contrary to the compensation consultant's recommendation for a consistent policy, you recently recommended that the vast majority of your bonus be calculated at "threshold" plan while the other executives had the majority of their bonus awarded at "stretch" plan. The Compensation Committee approved this unfair inconsistent treatment.

     Another serious example relates to the Compensation Committee's recent grant of stock options to you. After the Compensation Committee decided on February 6, 1995 "to develop, WITH THE BOARD [emphasis added]" a long-term compensation plan, the Compensation Committee reported on July 20, 1995 that an outside independent compensation consultant would be retained and then the "Compensation Committee would discuss compensation options with its consultant and then MAKE A RECOMMENDATION TO THE BOARD OF DIRECTORS RELATING TO EXECUTIVE COMPENSATION [emphasis added]." On October 18, 1995, the Board was also told that the consultant would meet with "management prior to the end of October AND THEN AGAIN WITH MEMBERS OF THE BOARD IN EARLY NOVEMBER PRIOR TO MAKING A FORMAL RECOMMENDATION REGARDING A LONG-TERM COMPENSATION PLAN. [emphasis added]" In January 1996 you recommended stock option grants for a number of individuals, including yet another 100,000 shares for yourself. On January 24, 1996, in part because the repeatedly requested consultant's report had been withheld, the Board again agreed that your and other officer options would be considered in a telephonic Board meeting to be held on February 7, 1996, after you circulated the full consultant's report, which in fact you never circulated. Notwithstanding this quite explicit series of agreements and understandings, the Compensation Committee (as at unscheduled meeting held in your office) apparently voted to grant you stock options immediately following that January 24 meeting. It was only on February 7, 1996, when the options to you were to be considered, that we were told by the Compensation Committee that there would be no discussion and that the matter had already been resolved (although the Compensation Committee refused to say when). While the Compensation Committee meeting, in fact, may have occurred on January 24, 1996, it was clearly unauthorized because it was contrary to the Board's stated intentions and previous commitments. Only after the Chairman of the Audit Committee and I complained did the full Board, on March 22, 1996, ratify the inappropriate and egregious actions of the Compensation Committee in order to clean up the mess, which locked in a lower price than you would have had if it were done in accordance with the Board's stated wishes (gaining you approximately $1,000,000 in the process).

     While this ratification may have "legalized" the action, it certainly reflects poorly on the Board of Directors and, in my view, constitutes unfair dealing by the Compensation Committee and most of the other directors. Only the Chairman of the Audit Committee and I voted against that ratification because we believed that the Compensation Committee had not fulfilled its long standing obligation to the Board or dealt fairly with the

Board. What caused them to be persuaded to change their mind after statements (recorded in the Board minutes quoted above) and a course of conduct of more than one year which required a complete policy prior to the granting of stock options? Did you promise them anything? Contrary to what you have assured me, is it your intention to accelerate the vesting of options when any of these directors leaves the Board? Perhaps you merely promised to keep them on the Board.

     For his role in exercising his fiduciary duty and raising questions of you and the other directors on this dysfunctional and egregious behavior, which in my opinion is clearly bad faith, no matter what the legal definition, you schemed with the other directors to reduce the size of the Board and to vote against the renomination of the Chairman of the Audit Committee for an additional term. This is outrageous, given his acknowledged professionalism and experience, which is greater than all of the other directors in the aggregate.

     Your relationship with Hale & Dorr and corporate counsel, Mr. Leibowitz, parallels your relationship with these directors in many respects. It appears to me that you are not seeking the most independent advice, but, rather, are merely seeking confirmation of your intentions. Their response to the foregoing facts and circumstances relating to the grant of options to you was, in my opinion, defensive to a fault, failing to give adequate recognition to the corporate governance issues and poor corporate practice issues involved. Their insensitivity to these issues is also found in Mr. Leibowitz's draft minutes (see the enclosed two versions of draft minutes of the meetings held on January 24 and February 7, 1996, one set by Mr. Leibowitz and one set by our corporate Secretary) and the inaccurate guidance given to the Compensation Committee on January 24 as to its authority.

     On an individual basis, certain of these directors have performed particularly poorly for the company. In my opinion, one of them frequently disrupts meetings and appears to be motivated principally by self-aggrandizement and another appears to be inept and make little or no positive contribution to the Board. Their continued participation on the Board is particularly glaring, especially in the light of your engineered forced departure of the most experienced director.

     Perhaps these directors are behaving in this manner because they feel beholden to you due to the number of shares that have been granted to them as compensation for their acting as directors, which has made them all millionaires. Notwithstanding the fact that they have been made wealthy as the result of being a director, I would have expected that they would have been able to objectively carry out their fiduciary responsibilities and contribute the way directors should, rather than be your rubber stamp or act only to curry favor with you. Now they can help you realize your goal of being both Chairman and Chief Executive Officer. But what is the effect of this relationship on the company and its stockholders?

     As the largest individual stockholder of Security Dynamics, I formally request that you respond to my request that I be involved and have input into the process of interviewing any prospective candidates for directorship. It is essential that each of these candidates show the necessary independence, experience and quality that is so often lacking from several of the current members of the Board of Directors. If you do not respond favorable to this request, I maybe forced to take other actions to protect the stockholders and my significant investment.

                                       Very truly yours,

                                       /s/ Kenneth P. Weiss

                                       Kenneth P. Weiss

                                                                DRAFT OF 2/23/96




                       DRAFT -- SUBJECT TO BOARD APPROVAL

                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                        Meeting of the Board of Directors

                                January 24, 1996


              A meeting of the Board of Directors of Security Dynamics Technologies, Inc., a Delaware corporation (the "Company"), was held at the offices of the Company, One Alewife Center, Cambridge, Massachusetts at 9:30 a.m. on Wednesday, January 24, 1996, pursuant to notice duly given.

              There were present and participating in the meeting Richard L. Earnest, George M. Middlemas, Marino R. Polestra, Sanford M. Sherizen, Charles R. Stuckey, Jr., Kenneth P. Weiss and Sheldon M. Wool, constituting all of the members of the Board of Directors. Also present by invitation of the Board were Arthur W. Coviello, Jr., Executive Vice President, Treasurer and Chief Financial Officer of the Company, M. Lawrence Oliverio, Secretary of the Company, and Hal J. Leibowitz of Hale and Dorr, counsel to the Company.

              The Chairman of the Board, Mr. Weiss, presided, and Mr. Leibowitz was appointed Secretary Pro Tempore and kept the minutes of the meeting.

              The Chairman called the meeting to order and indicated that the first item of business was the approval of the minutes of the October 18, 1995 meeting of the Board of Directors. Upon motion duly made and seconded, it was unanimously

         RESOLVED:   That the minutes of the meeting of the Company's Board
                     of Directors held on October 18, 1995, as presented to the Board, be and hereby are adopted and approved.

              Next, Mr. Wool presented a report from the Company's Audit Committee. Mr. Wool expressed the Committee's satisfaction with the Company's fourth quarter results and its gratitude to management in this regard. He also noted that the Audit Committee had met with representatives of Deloitte & Touche, the Company's auditors, on January 22, 1995. Mr. Wool reported that Deloitte & Touche had not raised any significant concerns with respect to the Company's accounting practices. The Audit Committee did, however, discuss the quantity and aging of the Company's accounts receivable. He also reported that the Committee requested that Deloitte & Touche recommend to the Committee an appropriate form of Compensation Committee Charter.

              Next, Mr. Coviello summarized the results of the Company's operations for the fourth quarter and year ended December 31, 1995. He also reviewed with the Board the new format for the presentation of the Company's internal financial reports.
         Mr. Coviello noted an increase in analysts' interest in covering the Company as a result of its strong results of operations.

              Mr. Weiss and the other directors asked Mr. Coviello to comment on the Company's inventory practices with respect to SecurID Cards in light of the need to minimize any risks of interruption in supply. In addition, Mr. Wool asked Mr. Stuckey to comment on the Company's arrangements with Progress Software and the related royalty structure. A discussion of these issues ensued.

              Next, Mr. Leibowitz discussed the need for certain resolutions to be adopted by the Company's Compensation Committee in connection with the Company's Employee Stock Purchase Plan. Upon motion duly made and seconded, Messrs. Earnest, Middlemas and Sherizen, constituting all of the members of the Compensation Committee, unanimously

         RESOLVED:   That, unless otherwise resolved by the Compensation
                     Committee, each subsidiary of the Company, including without limitation subsidiaries organized after the date hereof, be and hereby is designated a Designated
                     Subsidiary, as such term is defined in, and for purposes of, the Company's 1994 Employee Stock
                     Purchase Plan (as amended, the "Employee Stock
                     Purchase Plan").

         RESOLVED:   That, pursuant to the Employee Stock Purchase Plan,
                     the Company be and hereby is authorized to make offerings to employees of the Company and the Designated Subsidiaries to purchase shares of the Company's Common Stock, $.01 par value per share (the
                     "Common Stock"), under the Employee Stock Purchase
                     Plan, during consecutive six-month offering periods
                     (collectively, the "Offering Periods") commencing on February 1, 1996 and continuing until the earlier of
                     (i) the date of termination of the Employee Stock
                     Purchase Plan by the Board of Directors of the Company or the Compensation Committee thereof, or (ii) the termination date of the Offering Period in which all remaining shares of Common Stock authorized for issuance under the Employee Stock Purchase Plan are issued.

              Next, Mr. Middlemas presented a report on the activities of the Company's Compensation Committee. Mr. Middlemas noted that the Committee had met with Lance Berger of Lance A. Berger &

         Associates Ltd., the Company's compensation consultant, to discuss the development of the Company's compensation plans. According to Mr. Middlemas, Mr. Berger had prepared a preliminary report incorporating comparable company data, but the Committee had concerns over several assumptions included therein. He noted that the Committee had not had an opportunity to share its views on these issues with Mr. Berger. A discussion ensued among the directors regarding the appropriate level of flexibility needed for the Company to acquire and retain the personnel necessary for continued growth.

              The Board agreed to convene a telephonic meeting at 10:00 a.m. on February 7, 1995, to discuss Mr. Berger's report and to vote on the Compensation Committee's recommendations for compensation for senior management, other than Messrs. Fine and Beckett.

              Next, Mr. Stuckey outlined the proposed compensation for Messrs. Fine and Beckett, a copy of which is attached to the minutes of this meeting as Exhibit A. Following a discussion, upon motion duly made and seconded, it was

         RESOLVED:   That, the base and bonus compensation arrangements for
                     compensating Messrs. Fine and Beckett in 1996, on the terms presented to the Board at this meeting, be and hereby are adopted and approved.

              Messrs. Earnest, Middlemas, Polestra, Sherizen, Stuckey and Wool voted in favor of the resolution. Mr. Weiss voted against the resolution.

              Mr. Middlemas recommended that in future years the Board schedule a meeting in late November or early December devoted exclusively to the approval of compensation arrangements and an operating plan for the following year. The directors enthusiastically endorsed Mr. Middlemas' recommendation.

              Next, Mr. Stuckey recommended that the Board authorize the Company to reimburse its executives and director-level employees for financial planning services provided by certified financial planners. Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   That the Company reimburse its executives and
                     director-level employees for financial planning services provided by certified financial planners as follows:

                                                              Annual
                     Title                                 Reimbursement

                     Chairman of the Board,
                        Chief Executive Officer,
                        President, Chief Operating
                        Officer, Executive Vice
                        Presidents and Senior Vice
                        Presidents                            $3,000

                     Vice Presidents and Directors            $2,000

              Next, Mr. Stuckey recommended that the Board authorize the Company to reimburse its executives for expenses associated with the leasing of an automobile. Following a discussion, and upon motion duly made and seconded, it was unanimously:

         RESOLVED:   That the Company reimburse the following executives
                     for the automotive expenses set forth opposite their positions below:

                                       Lease
         Title                         Amount      Maintenance    Total

         Chief Executive Officer;      $600/month  $100/month     $700/month
           President; Chief
           Operating Officer

         Executive Vice Presidents;    $500/month  $75/month      $575/month
           Senior Vice Presidents

         Vice Presidents               $400/month  $50/month      $450/month


              Next, the directors discussed the Company's option strategy. The Board discussed the philosophy underlying option grants as well as their use as a tool in recruiting and retention.

              Following a brief recess for lunch, Messrs. Stuckey and Coviello reported on the Company's 1996 Operating Plan, a copy of which is attached to the minutes of this meeting as Exhibit B. Mr. Stuckey began by discussing management's long range key objectives and goals. Mr. Coviello then discussed management's corporate objectives in 1996, including objectives relating to product enhancements, new product development, partnerships and collaborations, revenue and other financial improvements and various corporate processes. Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   That the Company's 1996 Operating Plan, as presented
                     to the directors at this meeting, be and hereby is adopted and approved.

              Next, Mr. Coviello reported on the need for the Company to expand its existing facilities and the market for alternative space. Mr. Coviello discussed various locations considered by management with the assistance of Spaulding & Slye and the proposal for relocating the Company's headquarters to The Crosby

         Corporate Center in Bedford, Massachusetts, a copy of which is attached to the minutes of this meeting as Exhibit C. Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   That the Company be and hereby is authorized to enter
                     into a lease (the "Lease") with Beacon Properties, L.P. (the "Landlord"), providing, among other things, for the leasing by the Company of approximately 75,000 square feet of space at The Crosby Corporate Center in Bedford, Massachusetts (the "Premises") on the terms discussed at the meeting, and with such changes and in such form as the Chairman of the Board, the President or the Chief Financial Officer of the Company shall determine, in his sole discretion, to be necessary, appropriate or desirable; that the Chairman of the Board, the President and the Chief Financial Officer of the Company be, and each of them acting singly hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver the Lease and to take such other actions in connection therewith as such officer shall determine, in his sole discretion, to be necessary, appropriate or desirable;
                     and that the execution and delivery of the Lease and the taking of such actions by such officer shall be conclusive evidence of his determination and approval and of the due authorization and approval of the Board of Directors.

         FURTHER
         RESOLVED:   That in connection with the execution of the Lease and
                     the relocation of the Company's headquarters to the Premises, the Company be and hereby is authorized to contract for and fund such tenant improvements as the President of the Company shall determine, in his sole discretion, to be necessary, appropriate or desirable;
                     that the Chairman of the Board, the President and the Chief Financial Officer of the Company be, and each of them acting singly hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver such documents and to take such other actions in connection therewith as such officer shall determine, in his sole discretion, to be necessary, appropriate or desirable; and that the execution and delivery of such documents and the taking of such actions by such officer shall be conclusive evidence of his determination and approval and of the due authorization and approval of the Board of Directors.

              Next, the Board of Directors considered management's recommendations regarding the profit sharing and employer matching program under the Company's 401(k) Plan. Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   That the Company be and hereby is authorized to make profit sharing contributions under the Company's 401(k) Plan in the amounts set forth on Exhibit D to the minutes of this meeting.

              Next, Mr. Stuckey led a discussion concerning proposed grants under the Company's 1994 Stock Option Plan (the "Plan").
         Mr. Stuckey recommended that the Board approve several option grants to existing employees as well as to certain individuals to whom offer letters had been extended, subject to their acceptance of employment with the Company. Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:    That each of the individuals listed on Exhibit E to
                      these minutes, as employees of the Company, be and hereby is granted incentive stock options under the Plan to purchase the number of shares of Common Stock of the Company set forth opposite his or her respective name at an exercise price of $_____ per share (representing the average closing price of one share of Common Stock on the Nasdaq National Market for the five trading days immediately preceding the date hereof and the fair market value of the Common
                      Stock as determined by the Board of Directors), pursuant to, and in accordance with, the terms of incentive stock option agreements entered into with each of such individuals, containing such terms and in such form consistent with the Plan as the President and the Treasurer of the Company, or either of them acting singly, shall determine, in his sole discretion, to be necessary, appropriate or desirable, and providing generally, among other things, for such incentive stock options to be exercisable in four equal annual installments in arrears commencing on the first anniversary of the vesting date set forth opposite such individual's respective name and to be subject to stockholder approval, on or before October 18, 1996, of the amendment to the Plan adopted by the Board of Directors on October 18, 1995.

         FURTHER
         RESOLVED:    That the President and the Treasurer of the Company
                      be, and either of them acting singly hereby is, authorized and directed, on behalf and in the name of the Company, to execute and deliver such agreements, documents, and instruments, including without limitation the incentive stock option agreements, and to take such actions, as such officer shall determine, in his sole discretion, to be necessary, appropriate or desirable to effectuate the foregoing resolution; and that the execution and delivery of such agreements, documents and instruments and the taking of such actions by such officer shall be conclusive evidence of his determination and approval and of the due authorization and approval of the Compensation Committee of the Board of Directors of the Company.

              Mr. Leibowitz reminded the Board of the proper role of the Compensation Committee in establishing executive compensation and in awarding stock option grants under the Plan.

              Next, Messrs. Weiss and Oliverio described to the Board various matters relating to [Vasco] and [ActivCard]. Mr. Weiss indicated that the Company has entered into an agreement with Vasco pursuant to which [each company agreed not to assert any claims against the other with respect to certain patents to the extent operating within specified fields of use] and an agreement relating to certain third party litigation (together, the "Vasco Agreements"). Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   That the execution and delivery by [Mr. Weiss] on
                     behalf of the Company of the Vasco Agreements be, and hereby is, ratified, confirmed and approved.

              Next, Mr. Stuckey reported on the status of the Company's investment in VeriSign, Inc. ("VeriSign"). Mr. Stuckey informed the Board that the Company had an opportunity to participate in a follow-on financing for VeriSign. Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   That the Company be and hereby is authorized to
                     purchase up to 75,000 shares (the "VeriSign Shares") of Series B Convertible Preferred Stock of VeriSign, at a purchase price of $2.45 per share, upon such terms and conditions as the Chairman of the Board, the President or the Chief Financial Officer of the Company shall determine, in his sole discretion, to be necessary, appropriate or desirable; that the Chairman of the Board, the President and the Chief Financial
                     Officer of the Company be, and each of them acting singly hereby is, authorized, in the name and on behalf of the Company, to execute and deliver any and all documents, agreements, certificates and instruments, including without limitation a Series B
                     Preferred Stock Purchase Agreement, a Registration
                     Rights Agreement and a Stockholders' Agreement
                     (collectively, the "VeriSign Agreements"), and to take such other actions as such officer or officers shall determine, in his or their sole discretion, to be necessary, appropriate or desirable in connection with the acquisition of the VeriSign Shares; and that the execution and delivery of the VeriSign Agreements and the taking of such actions by such officer or officers shall be conclusive evidence of his or their determination and approval and of the due authorization and approval of the Board of Directors of the Company.

              Next, Mr. Stuckey reported on the status of his discussions with various investment banking firms and the proposed retention of one or more of such firms to provide the Company with services in connection with proposed mergers and acquisitions. Mr. Stuckey indicated that such arrangements typically involve fees of between approximately $4,000 and $5,000 per month and are generally terminable by either party at will. The directors then discussed the proper role of investment bankers in developing an acquisition strategy for the Company. Following a discussion, and upon motion duly made and seconded, it was

         RESOLVED:   That the Company be and hereby is authorized to enter
                     into engagement letters (the "Engagement Letters") with up to two investment banking firms selected by the Company's Chief Executive Officer, providing, among other things, for the engagement by the Company of such investment banking firms to provide merger and acquisition services to the Company on substantially the terms discussed at the meeting, and in such form as the Chairman of the Board, the President or the Chief Financial Officer of the Company shall determine, in his sole discretion, to be necessary, appropriate or desirable; that the Chairman of the Board, the President and the Chief Financial Officer of the Company be, and each of them acting singly hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver the Engagement Letters and to take such other actions in connection therewith as such officer shall determine, in his sole discretion, to be necessary, appropriate or desirable; and that the execution and delivery of the Engagement Letters and the taking of such actions by such officer shall be conclusive evidence of his determination and approval and of the due authorization and approval of the Board of Directors.

              Messrs. Earnest, Middlemas, Polestra, Sherizen, Stuckey and Wool voted in favor of the resolution. Mr. Weiss abstained from voting on the resolution.

              Next, Mr. Polestra led a discussion concerning the establishment of an Executive Committee of the Board of Directors of the Company. Mr. Polestra suggested that an Executive Committee be established comprised of Messrs. Stuckey, Weiss,

         Wool and Middlemas, and that the Committee be directed to present to the Board for its consideration a proposed charter. Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   That an Executive Committee of the Board of Directors be
                     and hereby is established; that such Committee be comprised of Messrs. Stuckey, Weiss, Wool and Middlemas; and that the Executive Committee be, and hereby is, directed to prepare and present to the entire Board of Directors for its consideration a form of Executive Committee Charter.

              Next, Mr. Coviello requested that the Board authorize the establishment of a foreign sales corporation, a subsidiary in Norway and bank accounts in Singapore and Norway with the same limitations on amounts and signatories previously approved by the Board in connection with the Company's other foreign operations. Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   [Resolutions to be provided.]

              Next, Mr. Stuckey updated the Board on the Company's sales and marketing efforts during the fourth quarter of 1995 and its plans for the first quarter of 1996. Mr. Stuckey noted that the Company recently entered into agreements with new distributors in Japan, Korea and New Zealand. Mr. Coviello then provided a brief update on the Company's engineering and customer support organizations.

              There being no further business to come before the meeting, upon motion duly made and seconded, it was unanimously

         RESOLVED:   To adjourn.

                     Adjourned.

                     A true record.

                                       Attest:   _____________________
                                                 Hal J. Leibowitz
                                                 Secretary Pro Tempore

            EXHIBIT A -- PROPOSED COMPENSATION FOR SENIOR MANAGEMENT

                        EXHIBIT B -- 1996 OPERATING PLAN

       EXHIBIT C -- SUMMARY OF PROPOSED LEASE FOR CROSBY CORPORATE CENTER

              EXHIBIT D -- 401(K) PLAN PROFIT SHARING CONTRIBUTIONS

                           EXHIBIT E -- OPTION GRANTS


                             Number of Shares
         Optionee            Subject to Option        Vesting Date

                                      DRAFT

                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                        Meeting of the Board of Directors
                                January 24, 1996

              A meeting of the Board of Directors of Security Dynamics Technologies, Inc., a Delaware corporation (the "Company"), was held at the offices of the Company, One Alewife Center, Cambridge, Massachusetts at 9:30 a.m. on Wednesday, January 24, 1996, pursuant to notice duly given.

              There were present and participating in the meeting Richard
         L. Earnest, George M. Middlemas, Marino R. Polestra, Sanford M. Sherizen, Charles R. Stuckey, Jr., Kenneth P. Weiss and Sheldon M. Wool, constituting all of the members of the Board of Directors. Also present by invitation of the Board were Arthur W. Coviello, Jr., Executive Vice President, Treasurer and Chief Financial Officer of the Company, M. Lawrence Oliverio, Secretary of the Company, and Hal J. Leibowitz of Hale and Dorr, counsel to the Company.

              The Chairman of the Board, Mr. Weiss, presided, and
         Mr. Leibowitz was appointed Secretary Pro Tempore and kept the minutes of the meeting.

              The Chairman called the meeting to order and indicated that the first item of business was the approval of the minutes of the October 18, 1995 meeting of the Board of Directors. Upon motion duly made and seconded, it was unanimously

         RESOLVED:   That the minutes of the meeting of the Company's Board
                     of Directors held on October 18, 1995, as presented to the Board, be and hereby are adopted and approved.

              Next, Mr. Wool presented a report from the Company's Audit Committee. Mr. Wool expressed the Committee's satisfaction with the Company's fourth quarter results and its gratitude to management in this regard. He also noted that the Audit committee had met with representatives of Deloitte & Touche, the Company's auditors, on January 22, 1995. Mr. wool reported that Deloitte & Touche had not raised any significant concerns with respect to the Company's accounting practices. The Audit Committee did, however, discuss the quantity and aging of the Company's accounts receivable. He also reported that the Committee requested that Deloitte & Touche recommend to the Committee an appropriate form of Compensation Committee Charter.

              Next, Mr. Coviello summarized the results of the Company's operations for the fourth quarter and year ended December 31, 1995. He also reviewed with the Board the new format for the presentation of the Company's internal financial reports.
         Mr. Coviello noted an increase in analysts' interest in covering the Company as a result of its strong results of operations.

              Mr. Weiss and the other directors asked Mr. Coviello to comment on the Company's inventory practices with respect to SecurID Cards in light of the need to minimize any risks of interruption in supply. In addition, Mr. Wool asked Mr. Stuckey to comment on the Company's arrangements with Progress Software and the related royalty structure. A discussion of these issues ensued.

              Next, Mr. Leibowitz discussed the need for certain resolutions to be adopted by the Company's Compensation Committee in connection with the Company's Employee Stock Purchase Plan. Upon motion duly made and seconded, Messrs. Earnest, Middlemas and Sherizen, constituting all of the members of the Compensation Committee, unanimously

         RESOLVED:   That, unless otherwise resolved by the Compensation
                     Committee, each subsidiary of the Company, including without limitation subsidiaries organized after the date hereof, be and hereby is designated a Designated
                     Subsidiary, as such term is defined in, and for purposes of, the Company's 1994 Employee Stock
                     Purchase Plan (as amended, the "Employee Stock
                     Purchase Plan").

         RESOLVED:   That, pursuant to the Employee Stock Purchase Plan,
                     the Company be and hereby is authorized to make offerings to employees of the Company and the Designated Subsidiaries to purchase shares of the Company's Common Stock, $.01 par value per share (the
                     "Common Stock"), under the Employee Stock Purchase
                     Plan, during consecutive six-month offering periods
                     (collectively, the "Offering Periods") commencing on February 1, 1996 and continuing until the earlier of
                     (I) the date of termination of the Employee Stock
                     Purchase Plan by the Board of Directors of the Company or the Compensation Committee thereof, or (ii) the termination date of the Offering Period in which all remaining shares of Common Stock authorized for issuance under the Employee Stock Purchase Plan are issued.

              Next, Mr. Middlemas presented a report on the activities of the Company's Compensation Committee. Mr. Middlemas noted that the Committee had met with Lance Berger of Lance A. Berger & Associates Ltd., the Company's compensation consultant, to discuss the development of the Company's compensation plans. According to Mr. Middlemas, Mr. Berger had prepared the original report in November incorporating comparable company data, but the Committee had concerns over several assumptions included therein. He noted that the Committee had not had an opportunity to share its views on these issues with Mr. Berger. A discussion ensued among the directors regarding the appropriate level of flexibility needed for the Company to acquire and retain the personnel necessary for continued growth. Several Board members asked why they had been refused a copy of the report. Mr. Middlemas stated that there were minor corrections necessary before the report would be disseminated. Mr. Weiss said it was inappropriate to consider executive compensation and stock option grants until all members of the Board had a reasonable opportunity to review the consultant's report to facilitate a well-informed discussion leading to the Board's developing a uniform option policy.
         Mr. Stuckey stated that if Mr. Berger could not make the corrections by the following Monday, Mr. Stuckey would copy and distribute the original report to the Board members who had not previously received or reviewed it.

              The Board unanimously agreed to suspend all discussion and actions on executive compensation and stock options until February 7, 1996 at which time a telephonic meeting at a 10:00 a.m. would be held to discuss Mr. Berger's report, option policy and to vote on the Compensation Committee's recommendations for stock options for executive officers and for compensation for senior management, other than Messrs. Fine and Beckett.

              Next, Mr. Stuckey outlined the proposed compensation for Messrs. Fine and Beckett, a copy of which is attached to the minutes of this meeting as Exhibit A. Following a discussion, upon motion duly made and seconded, it was

         RESOLVED:   That, the base and bonus compensation arrangements for
                     compensating Messrs. Fine and Beckett in 1996, on the terms presented to the Board at this meeting, be and hereby are adopted and approved.

              Messrs. Earnest, Middlemas, Polestra, Sherizen, Stuckey and Wool voted in favor of the resolution. Mr. Weiss voted against the resolution.

              Mr. Middlemas recommended that in future years the Board schedule a meeting in late November or early December devoted exclusively to the approval of compensation arrangements and an operating plan for the following year. The directors enthusiastically endorsed Mr. Middlemas' recommendation.

              Next, Mr. Stuckey recommended that the Board authorize the Company to reimburse its executives and director-level employees for financial planning services provided by certified financial planners. Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   That the Company reimburse its executives and
                     director-level employees for financial planning services provided by certified financial planners as follows:


                                                              Annual
                     Title                                 Reimbursement

                     Chairman of the Board,
                        Chief Executive Officer,
                        President, Chief Operating
                        Officer, Executive Vice
                        Presidents and Senior Vice
                        Presidents                            $3,000

                     Vice Presidents and Directors            $2,000

              Next, Mr. Stuckey recommended that the Board authorize the Company to reimburse its executives for expenses associated with the leasing of an automobile. Following a discussion, and upon motion duly made and seconded, it was unanimously:


       RESOLVED:   That the Company reimburse the following executives
                     for the automotive expenses set forth opposite their
                     positions below:

                                       Lease
         Title                         Amount       Maintenance       Total

         Chief Executive Officer;      $600/month    $100/month     $700/month
           President; Chief
           Operating Officer

         Executive Vice Presidents;    $500/month    $75/month      $575/month
           Senior Vice Presidents

         Vice Presidents               $400/month    $50/month      $450/month

              Next, the directors discussed the Company's option strategy. The Board discussed the philosophy underlying option grants as well as their use as a tool in recruiting and retention.

              Following a brief recess for lunch, Messrs. Stuckey and Coviello reported on the Company's 1996 Operating Plan, a copy of which is attached to the minutes of this meeting as Mr. Stuckey began by discussing management's long range key objectives and goals. Mr. Coviello then discussed management's corporate objectives in 1996, including objectives relating to product enhancements, new product development, partnerships and collaborations, revenue and other financial improvements and various corporate processes. Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   That the Company's 1996 Operating Plan, as presented
                     to the directors at this meeting, be and hereby is adopted and approved.

              Next, Mr. Coviello reported on the need for the Company to expand its existing facilities and the market for alternative space. Mr. Coviello discussed various locations considered by management with the assistance of Spaulding & Slye and the proposal for relocating the Company's headquarters to The Crosby Corporate Center in Bedford, Massachusetts, a copy of which is attached to the minutes of this meeting as Exhibit C. Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   That the Company be and hereby is authorized to enter
                     into a lease (the "Lease") with Beacon Properties, L.P. (the "Landlord"), providing, among other things, for the leasing by the Company of approximately 75,000 square feet of space at The Crosby Corporate Center in Bedford, Massachusetts (the "Premises") on the terms discussed at the meeting, and with such changes and in such form as the Chairman of the Board, the President or the Chief Financial Officer of the Company shall determine, in his sole discretion, to be necessary, appropriate or desirable; that the Chairman of the Board, the President and the Chief Financial Officer of the Company be, and each of them acting singly hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver the Lease and to take such other actions in connection therewith as such officer shall determine, in his sole discretion, to be necessary, appropriate or desirable; and that the execution and delivery of the Lease and the taking of such actions by such officer shall be conclusive evidence of his determination and approval and of the due authorization and approval of the Board of Directors.

         FURTHER
         RESOLVED:   That in connection with the execution of the Lease and
                     the relocation of the Company's headquarters to the Premises, the Company be and hereby is authorized to contract for and fund such tenant improvements as the President of the Company shall determine, in his sole discretion, to be necessary, appropriate or desirable;
                     that the Chairman of the Board, the President and the Chief Financial Officer of the Company be, and each of them acting singly hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver such documents and to take such other actions in connection therewith as such officer shall determine, in his sole discretion, to be necessary, appropriate or desirable; and that the execution and delivery of such documents and the taking of such actions by such officer shall be conclusive evidence of his determination and approval and of the due authorization and approval of the Board of Directors.

              Next, the Board of Directors considered management's recommendations regarding the profit sharing and employer matching program under the Company's 401(k) Plan. Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   That the Company be and hereby is authorized to make profit sharing contributions under the Company's 401(k) Plan in the amounts set forth on Exhibit D to the minutes of this meeting.

              Next, Mr. Stuckey led a discussion concerning proposed grants under the Company's 1994 Stock Option Plan (the "Plan").
         Mr. Stuckey recommended that the Board approve several option grants to existing employees as well as to certain individuals to whom offer letters had been extended, subject to their acceptance of employment with the Company. Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:    That each of the individuals listed on Exhibit E to
                      these minutes, as employees of the Company, be and hereby is granted incentive stock options under the Plan to purchase the number of shares of Common Stock of the Company set forth opposite his or her respective name at an exercise price of $_____ per share (representing the average closing price of one share of Common Stock on the Nasdaq National Market for the five trading days immediately preceding the date hereof and the fair market value of the Common
                      Stock as determined by the Board of Directors), pursuant to, and in accordance with, the terms of incentive stock option agreements entered into with each of such individuals, containing such terms and in such form consistent with the Plan as the President and the Treasurer of the Company, or either of them acting singly, shall determine, in his sole discretion, to be necessary, appropriate or desirable, and providing generally, among other things, for such incentive stock options to be exercisable in four equal annual installments in arrears commencing on the first anniversary of the vesting date set forth opposite such individual's respective name and to be subject to stockholder approval, on or before October 18, 1996, of the amendment to the Plan adopted by the Board of Directors on October 18, 1995.

         FURTHER
         RESOLVED:    That the President and the Treasurer of the Company
                      be, and either of them acting singly hereby is, authorized and directed, on behalf and in the name of the Company, to execute and deliver such agreements, documents, and instruments, including without limitation the incentive stock option agreements, and to take such actions, as such officer shall determine, in his sole discretion, to be necessary, appropriate or desirable to effectuate the foregoing resolution; and that the execution and delivery of such agreements, documents and instruments and the taking of such actions by such officer shall be conclusive evidence of his determination and approval and of the due authorization and approval of the Compensation Committee of the Board of Directors of the Company.

              Mr. Leibowitz reminded the Board of the proper role of the Compensation Committee in establishing executive compensation and in awarding stock option grants under the Plan.

              Next, Messrs. Weiss and Oliverio described to the Board various matters relating to [Vasco] and [ActivCard]. Mr. Weiss indicated that the Company has entered into an agreement with Vasco pursuant to which [each company agreed not to assert any claims against the other with respect to certain patents to the extent operating within specified fields of use] and an agreement relating to certain third party litigation (together, the "Vasco Agreements"). Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   That the execution and delivery by [Mr. Weiss] on
                     behalf of the Company of the Vasco Agreements be, and hereby is, ratified, confirmed and approved.

              Next, Mr. Stuckey reported on the status of the Company's investment in VeriSign, Inc. ("VeriSign"). Mr. Stuckey informed the Board that the Company had an opportunity to participate in a follow-on financing for VeriSign. Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   That the Company be and hereby is authorized to
                     purchase up to 75,000 shares (the "VeriSign Shares") of Series B Convertible Preferred Stock of VeriSign, at a purchase price of $2.45 per share, upon such terms and conditions as the Chairman of the Board, the President or the Chief Financial Officer of the Company shall determine, in his sole discretion, to be necessary, appropriate or desirable; that the Chairman of the Board, the President and the Chief Financial
                     Officer of the Company be, and each of them acting singly hereby is, authorized, in the name and on behalf of the Company, to execute and deliver any and all documents, agreements, certificates and instruments, including without limitation a Series B Preferred Stock
                     Purchase Agreement, a Registration Rights Agreement and a
                     Stockholders' Agreement (collectively, the "VeriSign
                     Agreements"), and to take such other actions as such officer or officers shall determine, in his or their sole discretion, to be necessary, appropriate or desirable in connection with the acquisition of the VeriSign Shares; and that the execution and delivery of the VeriSign Agreements and the taking of such actions by such officer or officers shall be conclusive evidence of his or their determination and approval and of the due authorization and approval of the Board of Directors of the Company.

              Next, Mr. Stuckey reported on the status of his discussions with various investment banking firms and the proposed retention of one or more of such firms to provide the Company with services in connection with proposed mergers and acquisitions. Mr. Stuckey indicated that such arrangements typically involve fees of between approximately $4,000 and $5,000 per month and are generally terminable by either party at will. The directors then discussed the proper role of investment bankers in developing an acquisition strategy for the Company. Following a discussion, and upon motion duly made and seconded, it was

         RESOLVED:   That the Company be and hereby is authorized to enter
                     into engagement letters (the "Engagement Letters") with up to two investment banking firms selected by the Company's Chief Executive Officer, providing, among other things, for the engagement by the Company of such investment banking firms to provide merger and acquisition services to the Company on substantially the terms discussed at the meeting, and in such form as the Chairman of the Board, the President or the Chief Financial Officer of the Company shall determine, in his sole discretion, to be necessary, appropriate or desirable; that the Chairman of the Board, the President and the Chief Financial Officer of the Company be, and each of them acting singly hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver the Engagement Letters and to take such other actions in connection therewith as such officer shall determine, in his sole discretion, to be necessary, appropriate or desirable; and that the execution and delivery of the Engagement Letters and the taking of such actions by such officer shall be conclusive evidence of his determination and approval and of the due authorization and approval of the Board of Directors.

              Messrs. Earnest, Middlemas, Polestra, Sherizen, Stuckey and Wool voted in favor of the resolution. Mr. Weiss abstained from voting on the resolution.

              Next, Mr. Polestra led a discussion concerning the establishment of an Executive Committee of the Board of Directors of the Company. Mr. Polestra suggested that an Executive Committee be established comprised of Messrs. Stuckey, Weiss, Wool and Middlemas, and that the Committee be directed to present to the Board for its consideration a proposed charter. Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   That an Executive Committee of the Board of Directors be
                     and hereby is established; that such Committee be comprised of Messrs. Stuckey, Weiss, Wool and Middlemas; and that the Executive Committee be, and hereby is, directed to prepare and present to the entire Board of Directors for its consideration a form of Executive Committee Charter.

              Next, Mr. Coviello requested that the Board authorize the establishment of a foreign sales corporation, a subsidiary in Norway and bank account in Singapore and Norway with the same limitations on amounts and signatories previously approved by the Board in connection with the Company's other foreign operations.

         Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   [Resolutions to be provided.]

              Next, Mr. Stuckey updated the Board on the Company's sales and marketing efforts during the fourth quarter of 1995 and its plans for the first quarter of 1996. Mr. Stuckey noted that the Company recently entered into agreements with new distributors in Japan, Korea and New Zealand. Mr. Coviello then provided a brief update on the Company's engineering and customer support organizations.

              There being no further business to come before the meeting, upon motion duly made and seconded, it was unanimously

         RESOLVED:   To adjourn.

                     Adjourned.

                     A true record.

                                       Attest:   _____________________
                                                 M. Lawrence Oliverio
                                                 Secretary

              EXHIBIT A -- PROPOSED COMPENSATION FOR SENIOR MANAGEMENT

                        EXHIBIT B -- 1996 OPERATING PLAN

         EXHIBIT C -- SUMMARY OF PROPOSED LEASE FOR CROSBY CORPORATE CENTER

                EXHIBIT D -- 401(K) PLAN PROFIT SHARING CONTRIBUTIONS

                           EXHIBIT E -- OPTION GRANTS


                             Number of Shares
         Optionee            Subject to Option        Vesting Date

                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                        Meeting of the Board of Directors

                                February 7, 1996

              A telephonic meeting of the Board of Directors of Security Dynamics Technologies, Inc. (the "Company") was held at 10:00 a.m. on Wednesday, February 7, 1996, pursuant to notice duly given.

              There were participating in the meeting Richard L. Earnest, George M. Middlemas, Marino R. Polestra, Sanford M. Sherizen, Charles R. Stuckey, Jr., Kenneth P. Weiss and Sheldon B. Wool, constituting all of the members of the Board of Directors. Also participating by invitation were M. Lawrence Oliverio, Secretary of the Company, and Hal J. Leibowitz of Hale and Dorr, counsel to the Company.

              The Chairman of the Board, Mr. Weiss, presided, and
         Mr. Leibowitz was appointed Secretary Pro Tempore and kept the minutes of the meeting.

              The Chairman called the meeting to order. At Mr. Stuckey's request, Mr. Leibowitz clarified the proper role of the Compensation Committee in establishing executive compensation.
         Mr. Leibowitz indicated that the Compensation Committee is responsible for establishing compensation policies with respect to the Company's executive officers, subject to the review and approval of the full Board of Directors. He noted that the Compensation Committee reviews and recommends to the Board for its approval the salaries and the incentive compensation for the executive officers of the Company and grants stock options to executives and other employees of the Company and its subsidiaries.

              Next, Mr. Earnest began a series of reports relating to the Compensation Committee's actions and recommendations with respect to executive compensation matters. First, Mr. Earnest reported that the Compensation Committee had already approved the grant of stock options for senior executives which were listed in the schedule of new stock option grants distributed at the January 24, 1996 meeting of the Board of Directors. Mr. Earnest then reported that the Compensation Committee had approved increasing the number of stock options granted to Brien Naylon from 1,000 shares to 4,000 shares in connection with his recent promotion within the Company.

              Next, Mr. Earnest inquired as to whether each of the directors had received an updated Executive Summary to the Compensation Report prepared by Lance Berger of Lance A. Berger & Associates Ltd., the Company's compensation consultant. Each member of the Board acknowledged receipt of this Summary.
         Mr. Wool asked if the full report and back-up research and data had been updated in connection with the preparation of the new Executive Summary. Mr. Earnest indicated that it had not.

              Next, Mr. Earnest directed the members of the Board to the 1996 proposed compensation arrangements for the Company's executive officers distributed at the prior Board meeting, a copy of which is attached to these minutes as Exhibit A (the "Compensation Proposal"). Mr. Earnest indicated that the Compensation Committee recommended to the Board the 1996 base salary and bonus program for each of the Company's executive officers (other than Messrs. Stuckey and Weiss) set forth in the Compensation Proposal.

              Mr. Wool commented on the discount and premium for bonuses between "threshold" and "plan," on the one hand, and "plan" and "stretch," on the other hand, under the Compensation Proposal. He recommended that the Board consider establishing a consistent percentage change between these sets of figures. A discussion of the appropriate levels of bonuses at threshold, plan and stretch ensued. Following a discussion, and upon motion duly made and seconded, it was unanimously

         RESOLVED:   That the base and bonus compensation arrangements
                     recommended by the Compensation Committee for compensating each of the Company's executive officers
                     (other than Messrs. Stuckey and Weiss) in 1996, on the terms outlined in the Compensation Proposal, be and hereby are adopted and approved, subject to the right of the Company's Chief Executive Officer, in his sole discretion, to alter, either individually or as a group, the bonus schedule for such executive officers to provide for bonuses at "threshold" and "stretch" that represent 50% and 150%, respectively, of the bonus at "plan."

              Next, Mr. Earnest summarized the Compensation Committee's recommendations regarding the compensation of Mr. Stuckey in 1996. Mr. Earnest indicated that the Committee recommended a base salary of $220,000 per year, representing the mid-point of the range for comparable companies reviewed by the Committee, and a bonus of

         $125,000, $150,000 and $225,000 for performance at threshold, plan and stretch, respectively (such bonus levels to be subject to adjustment in the same manner described above with respect to the other executive officers of the Company).

              Following a discussion, upon motion duly made and seconded, it was

         RESOLVED:   That the base and bonus compensation arrangements
                     recommended by the Compensation Committee for compensating the Company's President and Chief Executive Officer in
                     1996, on the terms outlined at the meeting, be and hereby are adopted and approved.

         Each of the directors other than Mr. Stuckey voted in favor of the resolution. Mr. Stuckey abstained from voting on the resolution.

              Next, Mr. Earnest summarized the Compensation Committee's recommendations regarding the compensation of Mr. Weiss in 1996. Mr. Earnest indicated that, in recognition of Mr. Weiss's recent contributions to the Company's patent portfolio, the Committee was recommending that the Company pay a one-time bonus to Mr. Weiss in the amount of $75,000. Upon motion duly made and seconded, it was

         RESOLVED:   That in recognition of his recent contributions to the
                     Company's patent portfolio, the Company pay a one-time bonus to its Chief Technical Officer in the amount of $75,000.

         Each of the directors other than Mr. Weiss voted in favor of the resolution. Mr. Weiss abstained from voting on the resolution.

              Next, Mr. Earnest indicated that the Compensation Committee desired to establish a form of incentive compensation for Mr. Weiss for the current and future years. Mr. Earnest indicated that the Committee was recommending that the Company pay Mr. Weiss a bonus of $25,000 for each new approved patent obtained by Mr. Weiss during the remainder of the term of his current employment agreement with the Company. Mr. Earnest indicated that the Committee also was recommending that the Company's Chief Executive Officer submit to the Board his suggestions of appropriate future bonus criteria for the Company's Chief Technical Officer. Mr. Wool indicated his belief that Mr. Weiss should be entitled to a bonus based on revenue targets similar to those established for the Company's other executive officers.
         Mr. Earnest noted that the unique technical role played by Mr. Weiss was a factor in the Compensation Committee's recommendations. A discussion concerning the appropriate method for establishing incentive compensation for Mr. Weiss ensued. The Board of Directors (other than Mr. Weiss, who abstained) agreed to allow the Compensation Committee to consider the appropriateness of separating Mr. Weiss's 1996 compensation into two components, based on his services as the Company's Chief Technical Officer and as Chairman of the Board.

              Next, Mr. Earnest reported that the Compensation Committee had approved the recommendations from Mr. Stuckey regarding stock option grants for each of the Company's executive officers (other than Messrs. Stuckey and Weiss) as set forth in the Compensation Proposal as well as the grant of options to purchase 100,000 shares of Common Stock to Mr. Stuckey. A discussion concerning the timing and mechanism for the approval of stock option grants to the Company's executive officers ensued.

              There being no further business to come before the meeting, upon motion duly made and seconded, it was unanimously

         RESOLVED:   To adjourn.

                     Adjourned.

                     A true record.

                                       Attest:   _____________________
                                                 Hal J. Leibowitz
                                                 Secretary Pro Tempore

                       EXHIBIT A -- COMPENSATION PROPOSAL

                                        DRAFT                                 |

                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                        Meeting of the Board of Directors
                                February 7, 1996

              A telephonic meeting of the Board of Directors of Security Dynamics Technologies, Inc. (the "Company") was held at 10:00 a.m. on Wednesday, February 7, 1996, pursuant to notice duly given.

              There were participating in the meeting Richard L. Earnest, George M. Middlemas, Marino R. Polestra, Sanford M. Sherizen,
         Charles R. Stuckey, Jr., Kenneth P. Weiss and Sheldon M B. Wool,    |
         constituting all of the members of the Board of Directors. Also participating by invitation were M. Lawrence Oliverio, Secretary of the Company, and Hal J. Leibowitz of Hale and Dorr, counsel to the Company.

              The Chairman of the Board, Mr. Weiss, presided, and
         Mr. Leibowitz was appointed Secretary Pro Tempore and kept the minutes of the meeting.

              The Chairman called the meeting to order. At Mr. Stuckey's request, Mr. Leibowitz clarified the proper role of the Compensation Committee in establishing executive compensation.
         Mr. Leibowitz indicated that the Compensation Committee is responsible for establishing compensation policies with respect to the Company's executive officers, subject to the review and approval of the full Board of Directors. He noted that the Compensation Committee reviews and recommends to the Board for its

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         approval the salaries and the incentive compensation for the        |
         executive officers of the Company and grants stock options to       |
         executives and other employees of the Company and its               |
         subsidiaries.                                                       |

         approval the salaries and the incentive compensation for the        |
         executive officers of the Company and grants stock options to       |
         executives and other employees of the Company and its               |
         subsidiaries.                                                       |

              Next, Mr. Earnest began a series of reports relating to the Compensation Committee's actions and recommendations with respect
         to executive compensation matters.  First, Mr. Earnest and          |
         Mr. Middlemas reported that the Compensation Committee had already  |
         approved, prior to the Board meeting on January 24, 1996, the       |
         grant of stock options for senior executives which were listed in the schedule of new stock option grants distributed at the
         January 24 Board 24, 1996 meeting. Next, Mr. Earnest stated that | there would be no discussion of the stock option grants because | the Compensation Committee had authority to grant options without |
         conferring with or approval from the Board of Directors.            |
         Mr. Earnest then reported that the Compensation Committee had       |
         approved increasing the number of stock options granted to Brien Naylon from 1,000 shares to 4,000 shares in connection with his recent promotion within the Company.

              Next, Mr. Ernest Earnest inquired as to whether each of the    |
         directors had received an updated Executive Summary to the



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         Compensation report Report prepared by Lance Berger of Lance A.     |
         Berger & Associates Ltd., the Company's compensation consultant.
         Each member of the Board acknowledged receipt of this Summary.
         Mr. Wool asked if the full report and back-up research and data
         had been updated as promised and why only a summary instead of in   |
         connection with the promised full report was provided to all        |
         preparation of the directors new Executive Summary.  Mr. Earnest    |
         indicated that the back-up research and data it had notbeen         |
         updated.                                                            |

              Next, Mr. Earnest directed the members of the Board to the
         1996 proposed compensation arrangements for the Company's
         executive officers distributed at the prior Board meeting, a copy of which is attached to these minutes as Exhibit A (the
         "Compensation Proposal"). Mr. Earnest indicated that the Compensation Committee recommended to the Board the 1996 base salary and bonus program for each of the Company's executive officers (other than Messrs.  Stuckey and Weiss) set forth in the
         compensation Compensation Proposal.                                 |

              Mr. Wool commented on the discount and premium for bonuses
         between "threshold" and "plan,", on the one hand, and "plan" and    |
         "stretch,", on the other hand, under the Compensation Proposal.     |
         He recommended that the Board consider establishing a consistent percentage change between these sets of figures. A discussion of the appropriate levels of bonuses at threshold, plan and stretch ensued. Following a discussion, and upon motion duly made and



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         seconded, it was unanimously

         RESOLVED:   That the base and bonus compensation arrangements
                     recommended by the Compensation Committee for compensating each of the Company's executive officers
                     (other than Messrs. Stuckey and Weiss) in 1996, on the terms outlined in the Compensation Proposal, be and hereby are adopted and approved, subject to the right of the Company's Chief Executive Officer, in his sole discretion, to alter, either individually or as a group, the bonus schedule for such executive officers to provide for bonuses at "threshold" and "stretch" that represent 50% and 150%, respectively, of the bonus at "plan."

              Next, Mr. Earnest summarized the Compensation Committee's recommendations regarding the compensation of Mr. Stuckey in 1996. Mr. Earnest indicated that the Committee recommended a base salary of $220,000 per year, representing the mid-point of the range for comparable companies reviewed by the Committee, and a bonus of $125,000, $150,000 and $225,000 for performance at threshold, plan and stretch, respectively (such bonus levels to be subject to adjustment in the same manner described above with respect to the other executive officers of the Company).

              Following a discussion, upon motion duly made and seconded, it was

         RESOLVED:   That the base and bonus compensation arrangements
                     recommended by the Compensation Committee for compensating the Company's President and Chief Executive Officer in
                     1996, on the terms outlined at the meeting, be and hereby are adopted and approved.

         Each of the directors other than Mr. Stuckey voted in favor of the resolution. Mr. Stuckey abstained from voting on the resolution.

              Next, Mr. Earnest summarized the Compensation Committee's recommendations regarding the compensation of Mr. Weiss in 1996.


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         Mr. Earnest indicted indicated that, in recognition of Mr. Weiss's  |
         Weiss' recent contributions to the Company's patent portfolio, the | Committee was recommending that the Company pay a one-time bonus to Mr. Weiss in the amount of $75,000. Upon motion duly made and seconded, it was

         RESOLVED:   That in recognition of his recent contributions to the
                     Company's patent portfolio, the Company pay a one-time bonus to its Chief Technical Officer in the amount of $75,000.

         Each of the directors other than Mr. Weiss voted in favor of the resolution. Mr. Weiss abstained from voting on the resolution.

              Next, Mr. Earnest indicated that the Compensation Committee desired to establish a form of incentive compensation for
         Mr. Weiss for the current and future years. Mr. Earnest indicated that the Committee was recommending that the Company pay Mr. Weiss a bonus of $25,000 for each new approved patent obtained by
         Mr. Weiss during the remainder of the term of his current
         employment agreement with the Company.  Mr. Earnest indicted        |
         indicated that the Committee also was recommending that the         |
         Company's Chief Executive Officer submit to the Board his suggestions of appropriate future bonus criteria for the Company's Chief Technical Officer. Mr. Wool indicated his belief that
         Mr. Weiss should be entitled to a bonus based on revenue targets similar to those established for the Company's other executive officers. Mr. Earnest noted that the unique technical role played by Mr. Weiss was a factor in the Compensation Committee's recommendations. A discussion concerning the appropriate method


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         for establishing incentive compensation for Mr. Weiss ensued.  The
         Board of Directors (other than Mr. Weiss, who abstained) agreed to allow the Compensation Committee to consider the appropriateness
         of separating Mr. Weiss's Weiss' 1996 compensation into two         |
         components, based on his services as the Company's Chief Technical Officer and as Chairman of the Board.

              Next, Mr. Earnest reiterated reported that the Compensation | Committee had approved the recommendations from Mr. Stuckey regarding stock option grants for each of the Company's executive officers (other than Messrs. Stuckey and Weiss) as set forth in the Compensation Proposal as well as the grant of options to purchase 100,000 shares of Common Stock to Mr. Stuckey.  A discussion concerning the timing and mechanism for the approval of stock option grants to the Company's executive officers
         ensued.Mr. Weiss queried as to when the stock options for           |
         Mr. Stuckey were formally voted by the Committee and as to the      |
         non-existence of a set of minutes of a Compensation Committee       |
         meeting at which the grant of stock options for senior executives   |
         was formally voted.  Mr. Middlemas reported that there was no       |
         formal set of minutes but that he would attempt to retrieve his     |
         handwritten notes concerning several Compensation Committee         |
         meetings at which stock options for senior executives were          |
         discussed and approved.                                             |

              There being no further business to come before the meeting, upon motion duly made and seconded, it was unanimously


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         RESOLVED:   To adjourn.

                     Adjourned.

                     A true record.

                                       Attest:    _____________________      |
                                                 M. Lawrence Oliverio        |
                                                 Secretary                   |
         Hal J. Leibowitz                                                    |
         Secretary Pro Tempore                                               |




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                       EXHIBIT A -- COMPENSATION PROPOSAL




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